Exhibit 99.1
Cable One Reports Second Quarter 2025 Results
July 31, 2025 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended June 30, 2025.

	Three Months Ended June 30,
(dollars in thousands)	2025	2024	$ Change	% Change
Revenues	$381,072	$394,461	$(13,389)	(3.4)%
Net income (loss)	$(437,976)	$38,152	$(476,128)	NM
Net profit margin	(114.9)%	9.7%
Cash flows from operating activities	$144,942	$155,548	$(10,606)	(6.8)%
Adjusted EBITDA(1)	$203,214	$212,372	$(9,158)	(4.3)%
Adjusted EBITDA margin(1)	53.3%	53.8%
Capital expenditures	$68,374	$71,592	$(3,218)	(4.5)%
Adjusted EBITDA less capital expenditures(1)	$134,840	$140,780	$(5,940)	(4.2)%
“While our broadband customer results didn’t meet our expectations in the quarter, we are encouraged that residential data revenue increased modestly compared to the first quarter and that we continued to see residential broadband customer connects increase sequentially month-over-month during the first half of the year,” said Julie Laulis, Cable One President and CEO. “We believe our drive toward simplified pricing, segmented marketing campaigns and value-enhancing product and service offerings is laying the groundwork for stronger customer response and improved operating performance over time.”
Second Quarter 2025 Summary:
•Total revenues were $381.1 million in the second quarter of 2025 compared to $394.5 million in the second quarter of 2024, with $9.0 million of the decrease attributable to a decline in residential video revenues as the Company continues to navigate the final phases of its video product lifecycle.
•Residential data revenues were $229.3 million in the second quarter of 2025 compared to $230.4 million in the second quarter of 2024, a decrease of $1.1 million, or 0.5%, year-over-year. On a sequential quarterly basis, residential data revenues increased $4.2 million, or 1.9%.
•Business data revenues for the second quarter of 2025 were $57.4 million, an increase of $0.7 million, or 1.2%, year-over-year, with the carrier and enterprise fiber portions of the business continuing to experience growth.
•Net loss was $438.0 million in the second quarter of 2025, which included non-cash asset impairment charges totaling $456.2 million, net of tax, compared to net income of $38.2 million in the second quarter of 2024. Adjusted EBITDA was $203.2 million in the second quarter of 2025 compared to $212.4 million in the second quarter of 2024. Net profit margin was (114.9)% and Adjusted EBITDA margin was 53.3% in the second quarter of 2025.
•Net cash provided by operating activities was $144.9 million in the second quarter of 2025 compared to $155.5 million in the second quarter of 2024, with the decrease primarily attributable to a decrease in Adjusted EBITDA. Adjusted EBITDA less capital expenditures was $134.8 million in the second quarter of 2025 compared to $140.8 million in the second quarter of 2024.
•The Company repaid or retired $70.8 million of debt during the second quarter of 2025, consisting of $45.0 million of revolving credit facility ("Revolver") paydowns, $16.9 million of senior notes principal retirements, $4.4 million of term loan principal prepayments and $4.5 million of recurring amortization, bringing total net debt paydowns since March 31, 2023 to $342.1 million. The Company had $1.02 billion of committed excess liquidity under the $1.25 billion capacity Revolver as of June 30, 2025. The Company's weighted average cost of debt was 3.9% for the second quarter of 2025.

NM = Not meaningful.
(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Second Quarter 2025 Financial Results Compared to Second Quarter 2024
Revenues were $381.1 million in the second quarter of 2025 compared to $394.5 million in the second quarter of 2024. Residential data revenues decreased $1.1 million, or 0.5%, year-over-year due primarily to a decrease in subscribers, partially offset by a 2.4% increase in average revenue per unit ("ARPU"). Residential video revenues decreased $9.0 million, or 15.8%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment enacted in the first quarter of 2025. Business data revenues increased $0.7 million, or 1.2%, year-over-year driven by continued growth in the carrier and enterprise fiber portions of the business.
Net loss was $438.0 million in the second quarter of 2025 compared to net income of $38.2 million in the prior year quarter. The year-over-year decrease was due primarily to non-cash asset impairment charges totaling $456.2 million, net of tax. Net profit margin was (114.9)% in the second quarter of 2025 compared to 9.7% in the prior year quarter.
Adjusted EBITDA was $203.2 million and $212.4 million for the second quarter of 2025 and 2024, respectively. Adjusted EBITDA margin was 53.3% in the second quarter of 2025 compared to 53.8% in the prior year quarter.
Net cash provided by operating activities was $144.9 million in the second quarter of 2025 compared to $155.5 million in the second quarter of 2024. Capital expenditures for the second quarter of 2025 totaled $68.4 million compared to $71.6 million for the second quarter of 2024. Adjusted EBITDA less capital expenditures for the second quarter of 2025 was $134.8 million compared to $140.8 million in the prior year quarter.

Asset Impairments
Triggered by a decline in the Company's stock price during the second quarter, the Company performed an interim intangible asset and goodwill impairment assessment as of June 30, 2025. As a result, the Company recognized asset impairments totaling $586.0 million, consisting of $497.2 million and $88.8 million of non-cash impairments relating to its indefinite-lived franchise agreements and goodwill, respectively. The impairment charges do not have an impact on the Company’s cash flows, operational strategy, growth initiatives or its intent or ability to renew or extend existing franchise agreements.

Liquidity and Capital Resources
At June 30, 2025, the Company had $152.9 million of cash and cash equivalents on hand compared to $153.6 million at December 31, 2024. The Company’s debt balance was $3.50 billion and $3.62 billion at June 30, 2025 and December 31, 2024, respectively. The Company had $228.0 million of borrowings and $1.02 billion of committed excess liquidity under the Revolver as of June 30, 2025.
The Company repaid or retired $70.8 million of debt during the second quarter of 2025, including $45.0 million under the Revolver, bringing total Revolver paydowns to $85.0 million during the first half of 2025. The Company also retired $16.9 million of the outstanding principal of senior notes and prepaid $4.4 million of the outstanding principal of term loan borrowings during the second quarter of 2025, recognizing a $3.9 million gain on debt extinguishments.
In July 2025, the Company repaid an additional $25.0 million under the Revolver.

The Company's capital expenditures by category for the three months ended June 30, 2025 and 2024 were as follows (in thousands):

	Three Months Ended June 30,
	2025	2024
Customer premise equipment(1)	$11,104	$15,411
Commercial(2)	5,499	2,955
Scalable infrastructure(3)	7,211	9,472
Line extensions(4)	17,366	18,372
Upgrade/rebuild(5)	4,261	7,288
Support capital(6)	22,933	18,094
Total	$68,374	$71,592

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and primary service units ("PSUs"), including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the second quarter of 2025 on Thursday, July 31, 2025, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-888-800-3155 (International: 1-646-307-1696) and using the access code 1202376. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from July 31, 2025 until August 14, 2025 at ir.cableone.net.

Additional Information Available on Website

The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Second Quarter 2025 Form 10-Q”), which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income (loss), net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income (loss) reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income (loss). Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income (loss) plus net interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, net equity method investment (income) loss, asset impairments, executive search costs, net other (income) expense and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, amortization of debt discount and issuance costs, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.
About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.
Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they help drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do–it’s who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the purchase price payable if the call option or put option associated with the remaining equity interests in Mega Broadband Investments Holdings LLC ("MBI") is exercised (such purchase price, the "Call Price" or "Put Price," as applicable) and the anticipated timeline to consummate such transaction, the Company's ability and sources of capital to fund the Call Price or the Put Price, MBI’s future indebtedness and the Company's financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 28, 2025 (the "2024 Form 10-K") and in the Second Quarter 2025 Form 10-Q as filed with the SEC:
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•risks associated with the Company's use of artificial intelligence;
•the Company’s ability to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors, including the potential impacts of changes in trade policy and tariffs;
•risks that the Company may fail to realize the benefits anticipated as a result of the Company's purchase of the remaining interests in Hargray Acquisition Holdings, LLC that the Company did not already own;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the potential exercise of the call option or put option associated with the remaining equity interests in MBI;
•risks that the implementation of the Company’s unified billing system disrupts business operations;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•impairments of intangible assets and goodwill;
•legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services or changes to government subsidy programs;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to pay dividends;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company's ability to identify, hire and transition to a new Chief Executive Officer;
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in the 2024 Form 10-K, the Second Quarter 2025 Form 10-Q and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,
(dollars in thousands, except per share data)	2025	2024	Change	% Change
Revenues:
Residential data	$229,336	$230,404	$(1,068)	(0.5)%
Residential video	48,158	57,178	(9,020)	(15.8)%
Residential voice	6,733	8,203	(1,470)	(17.9)%
Business data	57,385	56,687	698	1.2%
Business other	16,515	18,663	(2,148)	(11.5)%
Other	22,945	23,326	(381)	(1.6)%
Total Revenues	381,072	394,461	(13,389)	(3.4)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	102,356	105,845	(3,489)	(3.3)%
Selling, general and administrative	91,996	90,770	1,226	1.4%
Depreciation and amortization	86,118	85,314	804	0.9%
(Gain) loss on asset sales and disposals, net	3,908	2,395	1,513	63.2%
Asset impairments	586,017	—	586,017	NM
Total Costs and Expenses	870,395	284,324	586,071	206.1%
Income (loss) from operations	(489,323)	110,137	(599,460)	NM
Interest expense, net	(33,905)	(34,964)	1,059	(3.0)%
Other income (expense), net	(11,372)	(641)	(10,731)	NM
Income (loss) before income taxes and equity method investment income (loss), net	(534,600)	74,532	(609,132)	NM
Income tax (provision) benefit	117,575	(14,069)	131,644	NM
Income (loss) before equity method investment income (loss), net	(417,025)	60,463	(477,488)	NM
Equity method investment income (loss), net	(20,951)	(22,311)	1,360	(6.1)%
Net income (loss)	$(437,976)	$38,152	$(476,128)	NM

Net Income (Loss) per Common Share:
Basic	$(77.70)	$6.79	$(84.49)	NM
Diluted	$(77.70)	$6.58	$(84.28)	NM
Weighted Average Common Shares Outstanding:
Basic	5,636,683	5,620,592	16,091	0.3%
Diluted	5,636,683	6,029,382	(392,699)	(6.5)%

Unrealized gain (loss) on cash flow hedges and other, net of tax	(10,108)	(693)	(9,415)	NM
Comprehensive income (loss)	$(448,084)	$37,459	$(485,543)	NM

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	June 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$152,876	$153,631
Accounts receivable, net	57,526	57,742
Prepaid and other current assets	76,976	67,862
Total Current Assets	287,378	279,235
Equity investments	730,713	815,812
Property, plant and equipment, net	1,780,169	1,789,955
Intangible assets, net	2,004,503	2,532,855
Goodwill	840,826	929,609
Other noncurrent assets	129,995	178,429
Total Assets	$5,773,584	$6,525,895

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$156,894	$167,271
Deferred revenue	26,440	27,889
Current portion of long-term debt	593,573	18,712
Total Current Liabilities	776,907	213,872
Long-term debt	2,883,909	3,571,536
Deferred income taxes	747,484	914,042
Other noncurrent liabilities	27,890	30,413
Total Liabilities	4,436,190	4,729,863

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,628,764 and 5,619,365 shares outstanding as of June 30, 2025 and December 31, 2024, respectively)	62	62
Additional paid-in capital	660,647	639,288
Retained earnings	1,255,643	1,708,244
Accumulated other comprehensive income (loss)	23,006	48,100
Treasury stock, at cost (546,635 and 556,034 shares held as of June 30, 2025 and December 31, 2024, respectively)	(601,964)	(599,662)
Total Stockholders' Equity	1,337,394	1,796,032
Total Liabilities and Stockholders' Equity	$5,773,584	$6,525,895

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(437,976)	$38,152
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	86,118	85,314
Amortization of debt discount and issuance costs	2,283	2,189
Equity-based compensation	10,048	7,111
Gain on extinguishments of debt	(3,856)	—
Change in deferred income taxes	(140,217)	(9,333)
(Gain) loss on asset sales and disposals, net	3,908	2,395
Equity method investment (income) loss, net	20,951	22,311
Fair value adjustments	15,335	8,360
Asset impairments	586,017	—
Changes in operating assets and liabilities:
Accounts receivable, net	(9,539)	(5,521)
Prepaid and other current assets	7,068	4,081
Accounts payable and accrued liabilities	8,730	3,560
Deferred revenue	(1,188)	(809)
Other	(2,740)	(2,262)
Net cash provided by operating activities	144,942	155,548

Cash flows from investing activities:
Cash paid for debt and equity investments	—	(20,000)
Capital expenditures	(68,374)	(71,592)
Change in accrued expenses related to capital expenditures	(5,912)	(1,749)
Proceeds from sales of property, plant and equipment	249	575
Net cash used in investing activities	(74,037)	(92,766)

Cash flows from financing activities:
Payments on long-term debt	(67,087)	(54,813)
Payment of withholding tax for equity awards	(30)	(77)
Dividends paid to stockholders	—	(17,107)
Net cash used in financing activities	(67,117)	(71,997)

Change in cash and cash equivalents	3,788	(9,215)
Cash and cash equivalents, beginning of period	149,088	210,733
Cash and cash equivalents, end of period	$152,876	$201,518

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$40,465	$43,605
Cash paid for income taxes, net of refunds received	$22,421	$26,349

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30,
(dollars in thousands)	2025	2024	$ Change	% Change
Net income (loss)	$(437,976)	$38,152	$(476,128)	NM
Net profit margin	(114.9)%	9.7%

Plus: Interest expense, net	33,905	34,964	(1,059)	(3.0)%
Income tax provision (benefit)	(117,575)	14,069	(131,644)	NM
Depreciation and amortization	86,118	85,314	804	0.9%
Equity-based compensation	10,048	7,111	2,937	41.3%
Severance and contract termination costs	—	5,544	(5,544)	(100.0)%
Acquisition-related costs	95	209	(114)	(54.5)%
(Gain) loss on asset sales and disposals, net	3,908	2,395	1,513	63.2%
System conversion costs	6,183	1,230	4,953	NM
Rebranding costs	—	432	(432)	(100.0)%
Equity method investment (income) loss, net	20,951	22,311	(1,360)	(6.1)%
Asset impairments	586,017	—	586,017	NM
Executive search costs	168	—	168	NM
Other (income) expense, net	11,372	641	10,731	NM
Adjusted EBITDA	$203,214	$212,372	$(9,158)	(4.3)%
Adjusted EBITDA margin	53.3%	53.8%

Less: Capital expenditures	$68,374	$71,592	$(3,218)	(4.5)%
Capital expenditures as a percentage of net income (loss)	(15.6)%	187.6%
Capital expenditures as a percentage of Adjusted EBITDA	33.6%	33.7%

Adjusted EBITDA less capital expenditures	$134,840	$140,780	$(5,940)	(4.2)%

NM = Not meaningful.

	Three Months Ended June 30,
(dollars in thousands)	2025	2024	$ Change	% Change
Net cash provided by operating activities	$144,942	$155,548	$(10,606)	(6.8)%
Capital expenditures	(68,374)	(71,592)	3,218	(4.5)%
Interest expense, net	33,905	34,964	(1,059)	(3.0)%
Amortization of debt discount and issuance costs	(2,283)	(2,189)	(94)	4.3%
Income tax provision (benefit)	(117,575)	14,069	(131,644)	NM
Changes in operating assets and liabilities	(2,331)	951	(3,282)	NM
Gain on extinguishments of debt	3,856	—	3,856	NM
Change in deferred income taxes	140,217	9,333	130,884	NM
Acquisition-related costs	95	209	(114)	(54.5)%
Severance and contract termination costs	—	5,544	(5,544)	(100.0)%
System conversion costs	6,183	1,230	4,953	NM
Rebranding costs	—	432	(432)	(100.0)%
Fair value adjustments	(15,335)	(8,360)	(6,975)	83.4%
Executive search costs	168	—	168	NM
Other (income) expense, net	11,372	641	10,731	NM
Adjusted EBITDA less capital expenditures	$134,840	$140,780	$(5,940)	(4.2)%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of June 30,
(in thousands, except percentages and ARPU data)	2025	2024	Change	% Change
Passings	2,870.5	2,809.2	61.4	2.2%

Residential Customers	955.8	992.9	(37.1)	(3.7)%

Data PSUs	932.0	963.2	(31.2)	(3.2)%
Video PSUs	96.2	118.8	(22.5)	(19.0)%
Voice PSUs	62.1	72.7	(10.6)	(14.6)%
Total residential PSUs	1,090.4	1,154.7	(64.3)	(5.6)%

Business Customers	104.7	102.8	1.8	1.8%

Data PSUs	99.3	99.6	(0.3)	(0.3)%
Video PSUs	6.1	7.2	(1.2)	(16.4)%
Voice PSUs	37.3	38.9	(1.6)	(4.1)%
Total business services PSUs	142.7	145.7	(3.1)	(2.1)%

Total Customers	1,060.5	1,095.7	(35.2)	(3.2)%
Total non-video	955.0	967.3	(12.3)	(1.3)%
Percent of total	90.1%	88.3%		1.8%

Data PSUs	1,031.3	1,062.8	(31.5)	(3.0)%
Video PSUs	102.3	126.0	(23.7)	(18.8)%
Voice PSUs	99.4	111.6	(12.2)	(10.9)%
Total PSUs	1,233.0	1,300.4	(67.4)	(5.2)%

Penetration
Data	35.9%	37.8%		(1.9)%
Video	3.6%	4.5%		(0.9)%
Voice	3.5%	4.0%		(0.5)%

Share of Second Quarter Revenues
Residential data	60.2%	58.4%		1.8%
Business services	19.4%	19.1%		0.3%
Total	79.6%	77.5%		2.1%

ARPU - Second Quarter
Residential data(1)	$81.23	$79.36	$1.87	2.4%
Residential video(1)	$162.52	$155.95	$6.57	4.2%
Residential voice(1)	$35.41	$36.75	$(1.34)	(3.6)%
Business services(2)	$234.93	$244.52	$(9.59)	(3.9)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(2)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.